                                                                       EXHIBIT 4

                                 July 8, 1998

Apollo Management IV, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, CA  90067
Attention: Peter P. Copses

     Re:  Letter Agreement

Gentlemen:

     Reference is hereby made to that certain Equity Commitment Letter (the "Apollo Commitment Letter") dated June 15, 1998, from Apollo Management IV, L.P.
 ------------------------
("Apollo") to Renters Choice, Inc., a Delaware corporation (the "Company"),
  ------                                                         -------
whereby Apollo has agreed to acquire 235,000 shares of Convertible Preferred Stock of the Company (the "Convertible Preferred") for $235,000,000 in
                           ---------------------
connection with the acquisition (the "Acquisition") of Thorn Americas, Inc., a
                                      -----------
Delaware corporation, pursuant to that certain Stock Purchase Agreement, dated as of June 16, 1998, among the Company, Thorn International BV, a Netherlands corporation, and Thorn plc, a company incorporated under the laws of England and Wales (the "Stock Purchase Agreement").
            ------------------------

     Pursuant to Rule 4310(c)(25)(H)(i)(c)(2)(A) and (B) of the Nasdaq Stock Market, the Company anticipates submitting to its stockholders at a meeting of such stockholders (the "Special Meeting"), a proposal (the "Proposal") to
                        ---------------                     --------
approve the issuance of the Convertible Preferred in connection with the Acquisition. This Letter Agreement (the "Letter Agreement") sets forth the
                                          ----------------
agreement among Apollo, J. Ernest Talley ("Talley") and Mark E. Speese
                                           ------
("Speese") that Messrs. Talley and Speese will each vote the shares owned by him
  ------
and entitled to vote at the Special Meeting for the Proposal. Messrs. Talley and Speese represent that they own and are entitled to vote, as of the date hereof, and that they will own and be entitled to vote for the Proposal at the Special Meeting, 5,893,265 and 2,288,432 shares of the Company's $.01 par value common stock, respectively, and they each hereby agree that they will not dispose of any shares beneficially owned by them or of the right to vote any such shares prior to the occurrence of the Special Meeting, provided, however, that this Letter Agreement will terminate in the event the Stock Purchase Agreement is terminated.

     The parties hereto acknowledge and agree that the commitments by Messrs. Talley and Speese to enter into this Letter Agreement were a material inducement to Apollo entering into the Apollo Commitment Letter.

     The foregoing accurately sets forth our agreement concerning the matters set forth above.


                                               ___________________________
                                               J. Ernest Talley

                                               ___________________________
                                               Mark E. Speese

ACCEPTED AND AGREED:

Apollo Management IV, L.P.

By:_________________________
Title:______________________

Date: July 8, 1998

                                August 5, 1998

Apollo Management IV, L.P.
1999 Avenue of the Stars, Suite 1900
Los Angeles, CA  90067
Attention: Peter P. Copses

     Re:   Amendment to Letter Agreement dated July 8, 1998

Gentlemen:

     Reference is hereby made to that certain Letter Agreement dated July 8, 1998 (the "Original Letter Agreement") by and among J. Ernest Talley, Mark E. Speese and Apollo Management IV, L.P.

     Notwithstanding the representation in the Original Letter Agreement that Apollo Management IV, L.P. has agreed to acquire 235,000 shares of Convertible Preferred Stock of Renter's Choice, Inc. for $235 million, this letter serves to confirm that Apollo Investment Fund IV, L.P. ("Apollo Investment Fund") and Apollo Overseas Partners IV, L.P. ("Apollo Overseas Partners") (Apollo Investment Fund and Apollo Overseas Partners being hereinafter collectively referred to as the "Apollo Entities") have agreed to purchase from Renters Choice, Inc. (the "Company") 134,414 shares of the Company's Series A Preferred Stock for $134,414,000 and 115,586 shares of the Company's Series B Preferred Stock for $115,586,000.

     This Letter Agreement also confirms that instead of owning and being entitled to vote 5,893,265 shares of the Company's Common Stock at the forthcoming special meeting of the stockholders of the Company which will be called for the purpose of authorizing and approving the conversion of the Series B Preferred Stock to Series A Preferred Stock, the undersigned will own and be entitled to vote such lesser amount as the undersigned shall retain following the Company's acquisition of $25 million of Common Stock from the undersigned.

     Except as modified above, the Original Letter Agreement remains in full force and effect.

     The foregoing accurately sets forth our agreement concerning the matters set forth above.

                                                ___________________________
                                                J. Ernest Talley


Agreed and Accepted:

Apollo Management IV, L.P.

By: __________________________
Title:________________________
Date:  August 5, 1998

                                August 5, 1998


Apollo Management IV, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, CA  90067
Attention: Peter P. Copses

     Re:   Amendment to Letter Agreement dated July 8, 1998

Gentlemen:

     Reference is hereby made to that certain Letter Agreement dated July 8, 1998 (the "Original Letter Agreement") by and among J. Ernest Talley, Mark E. Speese and Apollo Management IV, L.P.

     Notwithstanding the representation in the Original Letter Agreement that Apollo Management IV, L.P. has agreed to acquire 235,000 shares of Convertible Preferred Stock of Renter's Choice, Inc. for $235 million, this letter serves to confirm that Apollo Investment Fund IV, L.P. ("Apollo Investment Fund") and Apollo Overseas Partners IV, L.P. ("Apollo Overseas Partners") (Apollo Investment Fund and Apollo Overseas Partners being hereinafter collectively referred to as the "Apollo Entities") have agreed to purchase from Renters Choice, Inc. (the "Company") 134,414 shares of the Company's Series A Preferred Stock for $134,414,000 and 115,586 shares of the Company's Series B Preferred Stock for $115,586,000.

     This Letter Agreement also confirms that instead of owning and being entitled to vote 5,893,265 shares of the Company's Common Stock at the forthcoming special meeting of the stockholders of the Company which will be called for the purpose of authorizing and approving the conversion of the Series B Preferred Stock to Series A Preferred Stock, the undersigned will own and be entitled to vote such lesser amount as the undersigned shall retain following the Company's acquisition of $25 million of Common Stock from the undersigned.

     Except as modified above, the Original Letter Agreement remains in full force and effect.

     The foregoing accurately sets forth our agreement concerning the matters set forth above.

                                              ___________________________
                                              Mark E. Speese


Agreed and Accepted:

Apollo Management IV, L.P.

By: __________________________
Name:_________________________
Title:________________________
Date:  August 5, 1998